Exhibit 10.1

AMENDMENT AGREEMENT

This Amendment Agreement (the “Amendment”), dated as of January 16, 2024, is by and among Orgenesis Inc., a Nevada corporation (the “Company”), and the holder constituting a majority-in-interest of the shares of Common Stock and Pre-Funded Warrants issued pursuant to that certain Securities Purchase Agreement dated as of November 8, 2023, by and among the Company and the purchaser identified on the signature pages thereto (the “Investor”) (the “November 2023 Purchase Agreement”). Capitalized terms used and not otherwise defined herein shall have the meanings set forth for such terms in November 2023 Purchase Agreement.

WHEREAS, the Company and the Investor are a party to the November 2023 Purchase Agreement; and

WHEREAS, pursuant to the November 2023 Purchase Agreement, the Company issued to the Investor (i) 1,410,256 shares (the “Shares”) of common stock, par value $0.0001 per share, of the Company (“Common Stock”), and (ii) warrants exercisable for 1,410,256 shares of Common Stock (the “Pre-Funded Warrants” and, together with the Shares, the “Securities”); and

WHEREAS, pursuant to Section 4.9(a) of the November 2023 Purchase Agreement, the Company agreed that, without the prior consent of the Investor, prior to February 8, 2024, it would not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right, or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company, except pursuant to certain exceptions; and

WHEREAS, on November 7, 2023, the Company and an affiliate of the Investor entered into a Term Sheet for an Equity Line of Credit (the “Term Sheet”); and

WHEREAS, Section 5.5 of the November 2023 Purchase Agreement provides that no provision of the November 2023 Purchase Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the purchasers holding at least 50.1% in interest of the Shares and Pre-funded Warrants based on the initial Subscription Amounts thereunder, or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought; and

WHEREAS, the Investor constitutes the holder with greater than 50.1% in interest of the Shares and Pre-funded Warrants; and

WHEREAS, in consideration for the Investor agreeing to (i) amend the November 2023 Purchase Agreement to delete Section 4.9 in its entirety, (ii) waive any applicable rights and remedies under the November 2023 Purchase Agreement with respect to Section 4.9 thereto and (iii) terminate all rights, obligations and remedies under the Term Sheet, the Company shall agree to make a cash payment to Investor in the amount of $277,500 (the “Cash Payment”) within thirty (30) days of the date of this Amendment; and

WHEREAS, the Company and the Investor desire to amend the November 2023 Purchase Agreement and to reflect the foregoing.

NOW THEREFORE, the parties hereto, each intending to be legally bound, and in consideration of the mutual covenants and acts set forth herein, agree as follows:

1. Amendment and Termination. Investor hereby agrees to (i) amend the November 2023 Purchase Agreement to delete Section 4.9 in its entirety, (ii) waive any applicable rights and remedies under the November 2023 Purchase Agreement with respect to Section 4.9 thereto and (iii) terminate all rights, obligations and remedies under the Term Sheet.

2. Consideration. In consideration for the agreement of the terms set forth in Section 1 above, the Company hereby agrees to make the Cash Payment to the Investor within thirty (30) days of the date of this Amendment. If such Cash Payment is not made within such thirty (30) days, the Company shall pay to the Investor the following: (i) a cash penalty of 20% of the Cash Payment and (ii) the warrants issuable pursuant to the Term Sheet.

3. Release. In exchange for the consideration detailed in Section 2 above, the Investor for itself, its administrators, representatives, successors and assigns (the “Investor Releasors”) agrees to release any and all claims it may have against the Company and its predecessors and successors in interest, affiliates, representatives, subsidiaries, parents, divisions, claims managers, heirs, assigns, insurers, re-insurers, shareholders, creditors, liquidators, administrators, executors, former and present directors and officers, all employees, principals, agents or registered representatives (“Company Related Persons and Entities”) from any and all manner of action and actions, cause and causes of action, suits, proceedings, arbitrations, claims, grievances, debts, sums of money, claims for attorney fees, interest, expenses and costs, covenants, contracts, controversies, agreements, promises, damages, losses, and demands of any nature whatsoever, known or unknown, suspected or unsuspected, in law or in equity, civil or criminal, vested or contingent, which the Investor ever had or now has or asserts against the Company and/or the Company Related Persons and Entities, for, upon, or by reason of any matter, cause, or thing whatsoever from the beginning of the world to the date hereof, concerning or related to Section 4.9 of the November 2023 Purchase Agreement and the Term Sheet (the “Released Claims”).

4. Counterparts; Facsimile Signatures. This Amendment may be executed or consented to in counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument. This Amendment may be executed and delivered by facsimile or electronically and, upon such delivery, the facsimile or electronically transmitted signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

ORGENESIS INC.

Name:
Title:

[Investor Signature Page Follows]

IN WITNESS WHEREOF, the Investor has caused this Amendment to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

[Print Name of Holder]

[Signature]
Name:
Title: